UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to §240.14a-12

NETLOGIC MICROSYSTEMS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provide by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NETLOGIC MICROSYSTEMS, INC.

1875 Charleston Road

Mountain View, CA 94043

Dear Stockholder,

You are cordially invited to attend the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of NetLogic Microsystems, Inc. (the “Company”), to be held on May 18, 2006, 8:00 a.m., local time, at the offices of Bingham McCutchen LLP, 1900 University Avenue, East Palo Alto, California 94303.

It is important that your shares be represented and voted at the meeting. Whether you plan to attend the Annual Meeting or not, it is important that you promptly register your vote in accordance with the instructions set forth on the enclosed proxy card. A return addressed envelope is enclosed for your convenience. This will ensure your proper representation at the Annual Meeting. Returning the proxy does not deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

The matters expected to be acted upon at the meeting are described in detail in the following Notice of the 2006 Annual Meeting of Stockholders and Proxy Statement. In particular, I would like to highlight Proposal 2 pursuant to which we are proposing to increase the number of shares available for issuance under our 2004 Equity Incentive Plan (the “Incentive Plan”) by an aggregate of 2,200,000 shares. This proposed increase will be achieved by adding 1,500,000 new shares and transferring 700,000 shares currently available for future issuance under our 2005 Employee Stock Purchase Plan.

The proposed increase in reserved shares under the Incentive Plan is essential because equity compensation remains a significant component of our long-term compensation policy, which significantly contributes to a competitive advantage in the employment market place. Employees with a stake in the future success of our business are highly motivated to achieve long-term growth and increase stockholder value. The purpose of this proposal is to provide a sufficient share reserve and added flexibility to continue to provide new hires, employees and management for the next few years with opportunities for equity ownership, taking into account our projected hiring growth and the possibility of additional strategic transactions during this period.

Since we became a public company our revenue has grown rapidly, and we have approximately doubled the size of our workforce including new employees from the NSE business acquired from Cypress. All of our regular, full-time employees currently have stock options, and as a high-growth semiconductor company, we expect to continue the broad-based use of equity compensation to help retain our talented employees and recruit the finest new employees. I urge you to support Proposal 2 on the agenda.

On behalf of our board of directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

Ronald S. Jankov
First mailed to stockholders on or about April 21, 2006	President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

PLEASE REMEMBER TO PROMPTLY RETURN YOUR PROXY.

NETLOGIC MICROSYSTEMS, INC.

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

To be held on May 18, 2006

To the Stockholders of NetLogic Microsystems, Inc.:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of NetLogic Microsystems, Inc., a Delaware corporation (the “Company”), will be held on May 18, 2006, at 8:00 a.m., local time, at the offices of Bingham McCutchen LLP, 1900 University Avenue, East Palo Alto, California 94303, for the following purposes:

1. To elect two members of our board of directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected or appointed. The nominees are Steve Domenik and Doug Broyles;

2. To approve an increase in the number of shares currently reserved for issuance under the Company’s 2004 Equity Incentive Plan by adding to the share reserve thereunder an additional 1,500,000 shares and transferring to the 2004 Equity Incentive Plan an additional 700,000 shares currently available for issuance under the Company’s 2004 Employee Stock Purchase Plan, and to approve the material terms of the 2004 Equity Incentive Plan for purposes of Internal Revenue Code Section 162(m);

3. To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2006; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Our board of directors has fixed the close of business on March 28, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments of the Annual Meeting. A list of such stockholders will be available for inspection at the principal office of the Company.

You are cordially invited to attend the Annual Meeting. However, to ensure that you are represented at the Annual Meeting, please register your vote as promptly as possible in accordance with the instructions set forth on the enclosed proxy card. A return addressed envelope is enclosed for your convenience. If you attend the Annual Meeting, you may vote in person even though you have returned a proxy card previously. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

Roland B. Cortes
Secretary

Mountain View, California

April 21, 2006

NETLOGIC MICROSYSTEMS, INC.

1875 Charleston Road

Mountain View, California 94043

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the board of directors of NetLogic Microsystems, Inc., a Delaware corporation (the “Company”), of proxies, in the accompanying form, to be used at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of Bingham McCutchen LLP, 1900 University Avenue, East Palo Alto, California 94303, on May 18, 2006, at 8:00 a.m., local time, and any adjournments of the Annual Meeting. Unless the context otherwise requires, the “Company,” “we,” “us,” and similar terms refer to NetLogic Microsystems, Inc.

This Proxy Statement and the accompanying proxy card are being mailed on or about April 21, 2006 to all stockholders entitled to notice of and to vote at the Annual Meeting.

SOLICITATION AND VOTING PROCEDURES

Shares represented by valid proxies in the form enclosed, received in time for use at the Annual Meeting and not revoked at or prior to the Annual Meeting, will be voted at the Annual Meeting, as discussed below. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. Holders of our common stock are entitled to one vote per share on all matters. To vote in person, a stockholder must attend the Annual Meeting, and then complete and submit the ballot provided at the meeting. To vote by proxy, a stockholder must either mark, sign, and date the enclosed proxy card and mail it to the Company’s transfer agent or submit a proxy electronically by using the Internet and logging on to www.eproxy.com/netl/ by following the instructions provided on the proxy card. An automated system administered by the Company’s transfer agent tabulates stockholder votes submitted by proxy, and an officer of the Company will tabulate votes cast in person at the Annual Meeting.

Brokers holding shares in street name for customers have the discretionary authority to vote on certain matters when they have not received instructions from the beneficial owners of shares. Under applicable rules, brokers have the discretion to vote on routine matters such as the uncontested election of directors and the ratification of the appointment of an accounting firm. Brokers that do not receive instructions from the beneficial owners are entitled to vote on Proposal No. 1 (the election of directors) and Proposal No. 3 (the ratification of appointment by the Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2006 audit). However, brokers will not have discretion to vote on Proposal No. 2 (proposals relating to the 2004 Equity Incentive Plan) if they do not receive instructions from the beneficial owners. Broker non-votes, if any, will be considered for purposes of determining a quorum, but they will not be considered as entitled to vote and will not have any effect on any of the votes contemplated by this Proxy Statement.

The voting requirements for the proposals that we will consider at the Annual Meeting are as follows:

•	Election of Directors. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, and the two directors who receive the most votes will be elected to our board of directors. Abstentions and votes that are withheld will not affect the election of directors.

•	Approval of Amendments to and Terms of 2004 Equity Incentive Plan. An affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the

Annual Meeting is necessary for approval of Proposal No. 2 to increase the number of shares available for issuance under the Company’s 2004 Equity Incentive Plan and to approve the material terms of the 2004 Equity Incentive Plan for purposes of Internal Revenue Code Section 162(m). Abstentions will have the effect of votes against this proposal.

•	Ratification of Appointment of PricewaterhouseCoopers LLP as Registered Independent Public Accounting Firm. An affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is necessary for approval of Proposal No. 3 to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the audit of our fiscal 2006 financial statements. Abstentions will have the effect of votes against this proposal.

All proxies will be voted as specified on the proxy cards submitted by stockholders, if the proxy is properly executed or electronically submitted and is received by the Company prior to the close of voting at the Annual Meeting or any adjournment or postponement of the Annual Meeting. If no choice has been specified, a properly completed and timely returned or electronically submitted proxy card will be voted for our board of directors’ nominees and for Proposals Nos. 2 and 3, which are described in detail elsewhere in this Proxy Statement. In addition, all properly completed and timely returned or electronically submitted proxy cards will be voted by the proxies in their discretion for any other matters properly and timely submitted for a vote at the Annual Meeting.

The close of business on March 28, 2006 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of our common stock at the close of business on March 28, 2006 will be entitled to notice of and to vote at the Annual Meeting. As of that date, we had 19,960,291 shares of common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote per share.

The cost of soliciting proxies, including expenses in connection with preparing and mailing of this Proxy Statement, will be borne by the Company. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company will reimburse brokerage firms and other persons representing beneficial owners of common stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, electronic facsimile transmission and other electronic means, and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid to directors, officers or employees for such solicitation. The Company may decide to engage the services of a private proxy solicitor and incur fees of up to approximately $10,000.00. The Company has retained Wells Fargo Shareowner Services to assist in the distribution of proxies for a fee estimated to be approximately $5,000.00 plus reasonable out-of-pocket expenses.

Copies of the Company’s 2005 Annual Report on Form 10-K are being mailed to stockholders with this Proxy Statement. Additional copies of the Company’s 2005 Annual Report on Form 10-K, excluding exhibits, may be obtained by any stockholder without charge by making a request through the Company’s website “Investor Information” pages at www.netlogicmicro.com or by written request addressed to: Investor Relations, NetLogic Microsystems, Inc., 1875 Charleston Road, Mountain View, California 94043.

REVOCABILITY OF PROXIES

You can revoke your proxy at any time before the voting at the Annual Meeting by sending a properly signed written notice of your revocation to the Secretary of the Company, by submitting another proxy that is properly signed and bearing a later date, by following the specified procedures for submitting a proxy electronically and changing your vote, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. You should direct any written notices of revocation and related correspondence to NetLogic Microsystems, Inc., 1875 Charleston Road, Mountain View, California 94043, Attention: Secretary.

BOARD OF DIRECTORS

Directors

The names of each of our directors at April 1, 2006 and certain information about them are set forth below:

Name	Age	Position
Leonard Perham (1)(2)	62	Chairman of the Board
Douglas Broyles (3)	64	Director
Steve Domenik (1)(2)(3)	54	Director
Norman Godinho	65	Director
Ronald Jankov	47	Director, Chief Executive Officer and President
Alan Krock (1)	45	Director

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the governance and nominating committee

Leonard Perham has served as a member of or Chairman of our board since March 2000. Mr. Perham is a private investor who holds officer and director positions with various private companies. From April 1991 to January 2000, Mr. Perham was the Chief Executive Officer of Integrated Device Technology, Inc.

Douglas Broyles has served as a member of our board since December 1999. Mr. Broyles has been a General Partner with Huntington Ventures since September 2000. For the past 25 years, Mr. Broyles has been associated, as an investor and board member, with several Silicon Valley technology companies. Mr. Broyles also currently serves on the board of Peak International Ltd.

Steve Domenik has served as a member of our board since January 2001. Since 1995, Mr. Domenik has been with Sevin Rosen Funds, a venture capital firm, where he is now a General Partner. During his tenure at Sevin Rosen Funds he has led numerous investments in private companies. Mr. Domenik also sits on the boards of directors of various private companies.

Norman Godinho is one of our founders and has served as a member of our board since inception. From December 1997 to April 2000, Mr. Godinho served as our Chief Executive Officer. In August 1980, Mr. Godinho co-founded Integrated Device Technology, Inc. Mr. Godinho was also a director and Vice President of Paradigm Technology Limited, a semiconductor company, which he co-founded in 1987.

Ronald Jankov has served as our President, Chief Executive Officer and as a member of our board of directors since April 2000. From September 1995 to September 1999, Mr. Jankov was Vice President of Sales and then Vice President and General Manager for the Multimedia Division of NeoMagic Corporation, a provider of semiconductors for handheld systems. Prior to that time, Mr. Jankov was Vice President of Cyrix Corporation, a microprocessor company, and held various engineering, sales and management positions at other semiconductor companies, including LSI Logic Corp. and Texas Instruments.

Alan Krock has served as a member of our board since August 2005. Mr. Krock has been Vice President and Chief Financial Officer of PMC-Sierra, Inc. since November 2002. Mr. Krock was Vice President and Chief Financial Officer of Integrated Device Technology, Inc. from January 1998 until November 2002. Previously Mr. Krock held management positions at Rohm Corporation and Price Waterhouse, now PricewaterhouseCoopers LLP.

Composition of the Board and Committees

Our board of directors is divided into three classes, as follows:

•	Class I consists of Norman Godinho and Ronald Jankov whose terms will expire at our annual meeting of stockholders to be held in 2008;

•	Class II consists of Douglas Broyles and Steve Domenik whose terms will expire at the Annual Meeting; and

•	Class III consists currently of Leonard Perham and Alan Krock whose terms will expire at our annual meeting of stockholders to be held in 2007.

Our Class II directors’ terms will expire at the Annual Meeting. Upon expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the annual meeting of stockholders in the year in which such term expires. Each director’s term is subject to the election and qualification of his successor, or his earlier death, resignation or removal. The authorized number of directors may be changed by resolution of our board of directors or a majority vote of the stockholders. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Because no more than two directors may be elected at each annual meeting, this classification of our board of directors may have the effect of delaying or preventing changes in control or management.

Majority of Independent Directors

Our board of directors has determined that Messrs. Perham, Broyles, Krock and Domenik are “independent,” as defined under the rules of the National Association of Securities Dealers, Inc. (“NASD”). Our board of directors has also determined that Mr. Perham is the lead independent director. Our board of directors has standing Audit, Compensation and Governance and Nominating Committees, each of which is comprised solely of independent directors in accordance with the rules of the NASD.

Audit Committee

Messrs. Krock, Perham and Domenik are the current members of our audit committee. Mr. Krock serves as the chairman of the committee. The board of directors has determined that Mr. Krock is the “audit committee financial expert,” as defined by applicable rules of the Securities and Exchange Commission (the “SEC”), but that status does not impose on him duties, liabilities or obligations that are greater than the duties, liabilities or obligations otherwise imposed on him as a member of our audit committee and our board of directors. Our audit committee oversees, reviews and evaluates our financial statements, accounting and financial reporting processes, internal control functions and the audits of our financial statements, including the appointment, compensation, retention and oversight of our independent auditor. Our audit committee also is charged with reviewing reports or complaints with respect to the accounting, auditing and/or internal controls of the Company, including possible violations under our “whistleblower” policy. The responsibilities of our audit committee are described in the Audit Committee Charter adopted by our board of directors, a current copy of which is available on the Company’s website at www.netlogicmicro.com.

Compensation Committee

Messrs. Perham and Domenik are the current members of our compensation committee. Mr. Domenik serves as the chairman of the committee. Our compensation committee reviews and makes recommendations to our board of directors concerning the compensation and benefits of our executive officers (including our chief executive officer) and directors, administers our stock option and employee benefits plans, and reviews general policy relating to compensation and benefits.

Governance and Nominating Committee

Messrs. Broyles and Domenik are the current members of our governance and nominating committee. Mr. Domenik serves as the chairman of the committee. Our governance and nominating committee identifies prospective board candidates, recommends nominees for election to our board of directors, develops and recommends board member selection criteria, considers committee member qualification, recommends corporate governance principles to the board of directors, and provides oversight in the evaluation of our board of directors and each committee. The responsibilities of our governance and nominating committee are described in the Governance and Nominating Committee Charter approved by our board of directors, a current copy of which is available on the Company’s website at www.netlogicmicro.com.

When there is a need to identify and/or evaluate a prospective nominee, our governance and nominating committee undertakes a careful review process which may involve, among other things, candidate interviews, inquiries of the person or persons recommending the candidate, engagement of an outside firm to gather additional information and/or discussions with management and incumbent directors. In evaluating candidates, including current directors eligible for re-election, our governance and nominating committee considers various factors that it considers necessary or appropriate, including the size and composition of our board of directors and our committees, the needs of our board of directors and our committees, the candidate’s expertise and experience, the candidate’s independence and potential conflicts of interest, the candidate’s character and integrity, and the candidate’s existing commitments. Upon completion of its review and evaluation, our governance and nominating committee makes its recommendations to our board of directors regarding the candidate(s). After considering our governance and nominating committee’s recommendations, our board of directors determines and approves which candidate(s) shall be nominated for election to our board of directors, subject to stockholder approval.

Our governance and nominating committee will consider candidates for nomination as director who are recommended by the Company’s stockholders and will not evaluate any candidate for nomination as director differently solely because the candidate was recommended by a stockholder. To recommend a prospective candidate for consideration by our governance and nominating committee, stockholders of the Company should submit the candidate’s name and qualifications to the committee in writing at the following address: NetLogic Microsystems, Inc., 1875 Charleston Road, Mountain View, California 94043, Attention: Secretary. The Secretary will then forward this information to our governance and nominating committee. To date, the Company has not rejected any candidate timely recommended by any stockholder or group of stockholders owning more than five percent (5%) of our common stock.

Stockholder Communications with the Board

Stockholders who desire to communicate with the board, or to a specific director, may do so by delivering the communication addressed to either the board of directors or any director, c/o NetLogic Microsystems, Inc., 1875 Charleston Road, Mountain View, California 94043. These communications will be delivered to the board, or any individual director, as specified. We have a policy that each director should make every reasonable effort to attend each annual meeting of stockholders. Each of our directors attended last year’s annual meeting of stockholders.

Meetings of the Board and Committees.

During the fiscal year ended December 31, 2005, including telephonic meetings, there were four meetings of our board of directors, twelve meetings of our audit committee, no meetings of our governance and nominating committee and eight meetings of our compensation committee. Every director attended at least 75% of such meetings of our board of directors and each committee held during the period for which he was a director or committee member during the fiscal year ended December 31, 2005. In addition, the members of our board of directors and our committees acted at times by unanimous written consent pursuant to Delaware law.

Compensation of Directors

On August 5, 2005 our board of directors approved the following compensation for each non-employee director:

(i) Each non-employee, or outside, director will receive annual compensation of $10,000, and $1,000 for each board meeting attended in person when traveling from out of town. The chairperson of our audit committee also receives additional annual compensation of $10,000. Each committee chairperson other than the audit committee chairperson also receives additional annual compensation of $5,000. Our lead independent director also receives additional annual compensation of $10,000. All cash payments will be made for the current year of service after the first regularly scheduled meeting of our board of directors following each of our regularly scheduled annual meetings of stockholders.

(ii) In connection with their board service, outside directors also are eligible to receive and have received stock options under our 2004 Equity Incentive Plan. The exercise price of stock options to directors is based on the fair market value of our common stock on the date of grant. Each outside director receives an initial option grant to purchase 40,000 shares upon first becoming a member of our board of directors. The initial option vests and becomes exercisable over three years from the date of grant, with the first 25% of the shares subject to the initial option vested on the date of grant, and the remainder vesting monthly thereafter. At the first regularly scheduled meeting of our board of directors following each of our regularly scheduled annual meetings of stockholders, each outside director is automatically granted a nonstatutory option to purchase 10,000 shares of our common stock, provided the director has served on our board or directors for at least six months. These options vest on a monthly basis and become exercisable in full on the first anniversary of the date of grant or immediately prior to our next annual meeting of stockholders, if earlier. The options granted to outside directors have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant, and become fully vested if we are subject to a change of control.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics for Employees, Executive Officers and Directors that applies to our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. We have posted this Code of Business Conduct and Ethics on the Company’s website at www.netlogicmicro.com.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth summary information as to compensation received by our Chief Executive Officer and each of the four other most highly compensated persons who were serving as executive officers of the Company as of December 31, 2005 (collectively, the “named executive officers”) for services rendered to us in all capacities during the three fiscal years ended December 31, 2005.

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus (1)	Other Annual Compensation		Securities Underlying Options/SARs
Ronald Jankov	2005	$237,200	$125,000	—		87,500
Chief Executive Officer and President	2004	$198,322	—	—		125,000
	2003	$185,896	—	—		75,000

Ibrahim Korgav	2005	$191,800	$77,500	—		45,000
Senior Vice President of Manufacturing and	2004	$181,059	$50,000	—		32,500
Business Operations	2003	$175,328	—	—		12,500

Varadarajan Srinivasan	2005	$197,000	$62,500	—		35,000
Vice President of Product Development	2004	$194,084	$300	—		65,000	(2)
and Chief Technical Officer	2003	$180,811	$1,700	—		37,500	(2)

Marcia Zander	2005	$210,000	$77,500	$113,023	(3)	35,000
Sr. Vice President of Worldwide Sales	2004	$202,016	$38,000	$109,984	(4)	58,000
	2003	$199,094	$20,000	$49,604	(5)	25,000

Donald Witmer	2005	$217,708	$75,000	—		35,000
Chief Financial Officer and Vice President	2004	$172,500	—	—		177,500
	2003	$—	—	—

(1)	Amounts paid as bonuses for services rendered are reported for the year in which they were earned even if they were paid in the following fiscal year.

(2)	Excludes 600 and 1,625 shares of our common stock issued to Mr. Srinivasan during fiscal years ended December 31, 2004 and 2003, respectively, pursuant to our patent incentive program.

(3)	Ms. Zander received $101,228 in commissions and a car allowance of $11,795 in 2005.

(4)	Ms. Zander received $96,124 in commissions and a car allowance of $13,860 in 2004.

(5)	Ms. Zander received $38,154 in commissions and a car allowance of up to $11,450 in 2003.

Option Grants in Last Fiscal Year

The following table provides information concerning grants of stock options made during 2005 to each of our named executive officers. The percentage of total options granted to our employees in 2005 is based on total options granted of 1,562,408 shares. We have never granted any stock appreciation rights.

The options in the table were granted under our 2000 Stock Plan and our 2004 Equity Incentive Plan. Each option has a maximum term of ten years, subject to earlier termination if the optionee’s services are terminated. All of the options granted under our 2000 Stock Plan and are immediately exercisable. If unvested options are exercised, they remain subject to a right of repurchase by us at the lower of the exercise price or market price until the shares acquired upon exercise vest. The exercise prices of such options represent our board of directors’ determination of the fair market value of our common stock on the grant date. In establishing these prices for grants made our 2000 Stock Plan, our board considered many factors, including our financial condition and operating results, transactions involving the issuances of shares of our preferred stock, the senior rights and preferences accorded shares of preferred stock, and the market for comparable stocks. For grants made under our 2004 Equity Incentive Plan, the exercise price was the closing price for our common stock as reported on the Nasdaq National Market. These option grants are not immediately exercisable, and vest and become exercisable, cumulatively as to one-fourth of the shares at the first anniversary of the vesting commencement date of the option grant and as to one thirty-sixth of the remaining shares subject to the option grant at the end of each successive mother thereafter, subject to the officer’s continuous employment with the Company.

The following table sets forth information regarding grants of stock options we granted during the fiscal year ended December 31, 2005 to the named executive officers. We granted options to purchase a total of 1,562,408 shares of our common stock during 2005. Potential realizable values are net of exercise price before taxes, and are based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until expiration of the ten-year term. These numbers are calculated based on SEC requirements and do not reflect our projection or estimate of future stock price growth.

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in 2005		Exercise Price		Expiration Date
Name and Principal Position							5%		10%
Ronald Jankov Chief Executive Officer and President	21,875 21,875 21,875 21,875	1.49 1.49 1.49 1.49	% % % %	$ $ $ $	12.65 12.49 21.41 18.10	4/19/2015 4/25/2015 9/14/2015 10/09/2015	$ $ $ $	173,906 171,707 294,539 249,003	$ $ $ $	440,064 435,070 746,419 631,022

Ibrahim Korgav Senior Vice President of Manufacturing and Business Operations	13,750 13,750 8,750 8,750	0.93 0.93 0.59 0.59	% % % %	$ $ $ $	12.65 12.49 21.41 18.10	4/19/2015 4/25/2015 9/14/2015 10/09/2015	$ $ $ $	109,313 107,930 117,816 99,601	$ $ $ $	276,976 273,473 298,568 242,409

Varadarajan Srinivasan Vice President of Product Development and Chief Technical Officer	8,750 8,750 8,750 8,750	0.59 0.59 0.59 0.59	% % % %	$ $ $ $	12.65 12.49 21.41 18.10	4/19/2015 4/25/2015 9/14/2015 10/09/2015	$ $ $ $	69,563 77,447 117,816 99,601	$ $ $ $	176,257 174,073 298,568 252,409

Marcia Zander Sr. Vice President of Worldwide Sales	8,750 8,750 8,750 8,750	0.59 0.59 0.59 0.59	% % % %	$ $ $ $	12.65 12.49 21.41 18.10	4/19/2015 4/25/2015 9/14/2015 10/09/2015	$ $ $ $	69,563 77,447 117,816 99,601	$ $ $ $	176,257 174,073 298,568 252,409

Don Witmer Chief Financial Officer and Vice President	8,750 8,750 8,750 8,750	0.59 0.59 0.59 0.59	% % % %	$ $ $ $	12.65 12.49 21.41 18.10	4/19/2015 4/25/2015 9/14/2015 10/09/2015	$ $ $ $	69,563 77,447 117,816 99,601	$ $ $ $	176,257 174,073 298,568 252,409

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

The following table presents for our named executive officers the number and value of securities underlying unexercised options that were held by those officers as of December 31, 2005. The numbers in the column entitled “Value of Unexercised In-the-Money Options at December 31, 2005” are based on the closing stock price on December 31, 2005 of $27.24 per share, less the exercise price payable for these shares, as adjusted for stock splits.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options At December 31, 2005		Value of Unexercised In- the-Money Options At December 31, 2005 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ronald Jankov Chief Executive Officer and President	—	$—	73,437	139,063	$1,109,535	$1,863,746

Ibrahim Korgav Senior Vice President of Manufacturing and Business Operations	47,652	$803,079	36,093	59,115	$872,312	$803,851

Varadarajan Srinivasan Vice President of Product Development and Chief Technical Officer	—	$—	112,917	62,083	$2,470,071	$865,642

Marcia Zander Sr. Vice President of Worldwide Sales	12,077	$225,566	89,308	54,115	$1,992,628	$733,351

Don Witmer Chief Financial Officer and Vice President	67,781	$863,153	95,604	49,115	$2,341,041	$657,151

(1)	Calculated on the basis of the fair market value of the underlying securities at December 31, 2005 ($27.24 per share) minus the exercise price.

Employment Contracts, Termination of Employment and Change-in-Control Agreements

We have entered into employment offer letters with each of our named executive officers. Each letter sets forth specifies the named executive officer’s initial base salary amount, bonus arrangement, if any, and initial stock option grant. None of the letters indicate a specific term of employment, and each officer’s employment may be terminated by either party at any time.

In our employment offer letter with Ibrahim Korgav, our Senior Vice President of Manufacturing and Business Development, if we terminate Mr. Korgav (other than for misconduct, as defined in his letter) prior to a change of control of our company, we are obligated to pay Mr. Korgav six months’ salary and to provide him with an additional six months of applicable employee benefits, and the vesting of his options to purchase shares of our common stock shall accelerate with respect to an additional 12 months. If Mr. Korgav’s employment is involuntarily terminated (as defined in the letter) after a change of control of our company, we are obligated to pay Mr. Korgav six months’ salary and to provide him with an additional six months of applicable employee benefits.

In our employment offer letter with Varadarajan Srinivasan, our Vice President of Product Development and Chief Technology Officer, if we terminate Mr. Srinivasan for any reason, we are obligated to pay him three months’ salary.

For all options to purchase shares of our common stock issued to our named executive officers and other senior management of the Company since July 2002, if there is a change of control of our company, defined as the sale of all or substantially all of our assets or the merger or consolidation of our company with or into another corporation (except where existing holders of more than 50% of the voting securities retain their voting power), and the options are not assumed by the successor corporation, the vesting of the options will accelerate with respect to an additional 24 months, measured from the date of the change of control. If the options are assumed by the successor corporation but a named executive officer is involuntarily terminated, as defined, within 24 months after the effective date of the change of control, the vesting of the named executive officer’s options will accelerate with respect to the additional months that the officer would have received if he or she had remained employed for the 24-month period.

For all options, and shares of our common stock subject to our repurchase right, issued prior to July 2002, including the options and shares held by our named executive officers, if there is a change of control of our company and the options are not assumed by the successor corporation, the vesting of the options shall accelerate, and our repurchase right shall lapse, in full upon completion of the change of control. If the options are assumed by the successor corporation but a named executive officer is involuntarily terminated, as defined, within 24 months after the effective date of the change of control, the vesting of the named executive officer’s options will accelerate with respect to such additional months as if the employee had remained employed during the 24-month period.

In March 2005, our compensation committee approved a change-in-control agreement for Ms. Zander and Mr. Witmer. Pursuant to this agreement, these named executive officers will be entitled to receive a severance payment equal to 50% of their respective annual salaries at that time, in addition to any other amounts and benefits to which each may be entitled, if the executive officer’s employment is terminated for any of the following reasons within two years following a change in control of our company: assignment to the officer of duties incompatible with the officer’s position, failure to maintain the officer in this position and its reporting relationship or a substantial diminution in the nature of the officer’s authority or responsibilities; reduction in the officer’s then current base salary or in the bonus or incentive compensation opportunities or benefits coverage, except pursuant to an across-the-board reduction similarly affecting all senior executives; termination of the officer’s employment, for any reason other than voluntary termination or the officer’s misconduct; relocation of the officer’s principal place of business to a location more than 30 miles from the location of such office on the date of the change-in-control agreement; failure to pay the officer any material amounts otherwise vested and due the officer under the change-in-control agreement or under any plan, program or policy; or the officer’s death or disability. Under this agreement, a change in control results when there is an acquisition of 45% or more of our outstanding voting securities by one individual or entity or a group of stockholders or an acquisition of the company which results in a change in the majority of the directors on the board of directors, a new stockholder or group receiving at least 45% of the outstanding voting securities, or our former stockholders retaining less than 50% of our outstanding voting securities.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 regarding equity compensation plans approved by the Company’s stockholders. The Company does not have any equity compensation plans that have not been approved by our stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
2004 Equity Incentive Plan	2,189,488	$15.98	1,239,726	(2)
2004 Employee Stock Purchase Plan	—	—	778,631	(3)
2000 Stock Plan (1)	1,009,231	$4.90	0
Total	3,198,719	—	2,018,357

(1)	This plan has been terminated, and no further equity securities will be awarded under this plan.

(2)	This plan provides for an annual increase of 150,000 shares in the number of shares reserved thereunder on January 1 of each year. See also Proposal No. 2 of this Proxy Statement.

(3)	This plan provides for an annual increase of 75,000 shares in the number of shares reserved thereunder on January 1 of each year. See also Proposal No. 2 of this Proxy Statement.

SHARE OWNERSHIP

The following table sets forth information regarding the beneficial ownership of our common stock as of April 1, 2006 for:

•	each person known to our management to beneficially own more than 5.0% of our outstanding common stock (currently our only class of voting securities);

•	each of our directors;

•	each of the named executive officers; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 and includes all shares over which the beneficial owner exercises voting or investment power. Options and warrants to purchase our common stock that are presently exercisable or exercisable within 60 days of the date of this Proxy Statement are included in the total number of shares beneficially owned for the person holding those options or warrants and are considered outstanding for the purpose of calculating percentage ownership of the particular holder. Except as otherwise indicated, and subject to community property laws where applicable, we believe, based on information provided by these persons, that the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 19,969,000 shares outstanding as of April 1, 2006.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Shares
Principal Stockholders:
The Godinho Family Revocable Living Trust dated April 21, 1995	2,805,367	14.0%
Gilder, Gagnon, Howe & Co. LLC 1775 Broadway, 26th Floor New York, NY 10019	1,670,420	8.4%
Officers and Directors:
Norman Godinho (1)	3,057,867	15.3%
Ronald Jankov (2)	883,618	4.4%
Steve Domenik (3)	22,083	0.1%
Varadarajan Srinivasan (4)	297,256	1.5%
Leonard Perham (5)	159,818	0.8%
Douglas Broyles (6)	81,738	0.4%
Ibrahim Korgav (7)	48,315	0.2%
Marcia Zander (8)	75,212	0.4%
Don Witmer (9)	88,841	0.4%
Alan Krock (10)	7,500	0.0%
All directors and executive officers as a group (12 persons) (11)	4,811,402	24.1%

(1)	Includes 150,000 shares held by The Godinho Bypass Trust DTD June 12, 1995; 102,500 shares held by The Godinho Children’s Trust, DTD November 7, 1983; and 2,805,367 shares held by The Godinho Family Revocable Living Trust dated April 21, 1995, Norman Godinho, Trustee. Mr. Godinho disclaims beneficial ownership of the shares held by The Godinho Bypass Trust DTD June 12, 1995 and The Godinho Children’s Trust, DTD November 7, 1983.

(2)	Includes 94,660 shares of our common stock issuable upon the exercise of options and 446,060 shares of our common stock held by Global Link 1 Capital, of which Mr. Jankov is a trustee. Mr. Jankov is our President and Chief Executive Officer and one of our directors.

(3)	Includes 8,333 shares of our common stock issuable upon the exercise of options, 18 shares directly owned by SRB Associates VIII L.P. (“SRB VIII”) and 1,705 shares directly owned by Sevin Rosen Bayless Management Company (“SRBMC”). Mr. Domenik is a general partner of SRB VIIII and a director of SRBMC. Mr. Domenik disclaims beneficial ownership of the shares held by SRB VIII and SRBMC except to his pecuniary interest therein.

(4)	Includes 122,111 shares of our common stock issuable upon the exercise of options. Mr. Srinivasan is our Vice President of Product Development and Chief Technical Officer.

(5)	Includes 8,333 shares of our common stock issuable upon the exercise of options.

(6)	Includes 8,333 shares of our common stock issuable upon the exercise of options.

(7)	Includes 46,040 shares of our common stock issuable upon the exercise of options. Mr. Korgav is our Senior Vice President of Manufacturing and Business Operations.

(8)	Includes 75,212 shares of our common stock issuable upon the exercise of immediately-exercisable options. Ms. Zander is our Vice President of Sales.

(9)	Includes 88,841 shares of our common stock issuable upon the exercise of immediately-exercisable options. Mr. Witmer is our Chief Financial Officer and Vice President.

(10)	Includes 7,500 shares of our common stock issuable upon the exercise of options.

(11)	Includes 547,215 shares of our common stock issuable upon the exercise of options.

The address of The Godinho Family Revocable Living Trust and each officer and director listed in the table is c/o NetLogic Microsystems, Inc., 1875 Charleston Road, Mountain View, CA 94043.

Under the terms of their respective stock option agreements, all vested and unvested options held by our officers and directors and granted prior to July 2004 can be exercised immediately. Shares obtained on exercise of these unvested options are subject to our right of repurchase at cost. Shares are released from this right of repurchase according to the corresponding option vesting schedule.

PERFORMANCE GRAPH

COMPARISON OF STOCKHOLDER RETURN

The following graph shows the eighteen-month cumulative total stockholder return (change in stock price plus reinvested dividends) assuming the investment of $100 on July 9, 2004 (the day of the Company’s initial public offering) in each of the Company’s common stock, the S&P 500 Index and the Philadelphia Semiconductor Index. The comparisons in the table are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Company’s common stock.

	Cumulative Total Return (in dollars)
	7/9/2004	9/30/2004	12/31/2004	3/31/2005	6/30/2005	9/30/2005	12/31/2005
NetLogic Microsystems, Inc.	100	55	83	103	148	180	227
S&P 500 Index	100	100	109	106	107	110	112
Philadelphia Semiconductor Index	100	85	96	92	93	105	106

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into employment letters with each of our executive officers, regarding certain terms of their employment.

All future transactions between us and our officers, directors, principal stockholders and their affiliates, if any, will be approved by a majority of our board of directors, including a majority of independent and disinterested directors in the transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of ours. Directors, executive officers and greater than 10% holders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of Forms 3 and 4 received during 2005 and Forms 5 (or any written representations) received with respect to fiscal year 2005, we believe that all directors, executive officers and 10% stockholders complied with all applicable Section 16(a) filing requirements during 2005, except that, in February 2005, Ronald Jankov inadvertently filed two late Form 4 reports with respect to two transactions and each of Ibrahim Korgav (with respect to three transactions), Marcia Zander (with respect to two transactions), Donald Witmer (with respect to three transactions), Roland Cortes (with respect to one transaction) and Martyn Humphries, a former officer of the Company (with respect to two transactions), inadvertently filed one late Form 4 report; all such Form 4 reports were filed the day after they were required to be filed.

REPORT ON EXECUTIVE COMPENSATION BY THE

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Overview

This report is provided by the Compensation Committee to assist stockholders in understanding the objectives and procedures in establishing the compensation of the Company’s Chief Executive Officer and other executive officers during fiscal year 2005.

The Compensation Committee has the responsibility to review the compensation program for the Company’s executive officers including the approval of salaries, cash bonuses and other compensation. The Committee also administers the Company’s 2000 Stock Plan (the “2000 Plan”) and 2004 Equity Incentive Plan (the “2004 Plan”), including review and approval of stock option grants under the 2000 Plan and 2004 Plan to the executive officers. The Compensation Committee is composed of two independent, non-employee directors.

Compensation Philosophy

The Compensation Committee believes that compensation of the Company’s executive officers should encourage creation of stockholder value and achievement of strategic corporate objectives. It is the Compensation Committee’s philosophy to align the interests of the Company’s stockholders and management by integrating compensation with the Company’s annual and long-term corporate and financial objectives. The Compensation Committee believes that the compensation of the Company’s executive officers should be competitive in the marketplace, based upon the Company’s performance as well as the individual executive officer’s performance, and sufficient to attract, retain and motivate well-qualified executives who will contribute to the long-term success of the Company. The Company offers a total compensation package competitive with companies in the fabless semiconductor industry, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance. The components of executive officer compensation consist of base salary, bonus and stock options, which are discussed separately below.

Compensation Program

The Company’s executive compensation program consists of cash and equity-based components. Grants of stock options under both the Company’s 2000 Stock Plan and 2004 Plan currently comprise the equity-based component. The Vice President of Sales is also eligible to receive sales commissions and a sales-based bonus, which is paid quarterly.

Cash Components. In fiscal year 2005, the Compensation Committee reviewed salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer. The Compensation Committee sets the salary level of each executive officer on a case-by-case basis, taking into account the individual’s level of responsibilities and performance but gives substantial weight to the recommendation of the Chief Executive Officer with regard to the compensation payable to the other executive officers. The Compensation Committee also considers market information and the base salaries and other incentives paid to executive officers of other similarly sized companies within its industry. Executive salaries are reviewed annually. There are no profit-sharing or deferred compensation programs.

The Company’s bonus policy is to pay an annual cash bonus to certain executive officers and other key employees based on an evaluation of the Company’s operating performance for the year and the employee’s individual performance. The amount of each bonus (other than for the Chief Executive Officer) is determined by the Chief Executive Officer, subject to the approval of the Compensation Committee.

Equity-Based Component. Stock options provide additional incentives to officers and employees to work to maximize stockholder value. The options become exercisable over a defined period of employment with the Company to encourage employee retention. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of management and stockholders by focusing employees and management on increasing stockholder value. Stock options typically have been granted to executive officers when the executive first joins the Company, and annually thereafter in connection with significant changes in responsibilities, competitive pressures, and, occasionally, to achieve equity within a peer group. The number of shares subject to each stock option granted takes into account or is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive’s peer group, prior option grants to the executive officer and the level of vested and unvested options. Except as otherwise provided by the Compensation Committee, these options generally vest as to 25% of the total shares within one year after the date of grant and then monthly over the next three years.

2005 Compensation of the Chief Executive Officer

Ronald Jankov has been the Company’s President and Chief Executive Officer since April 2000. In determining the compensation of Mr. Jankov for services rendered in fiscal year 2005, the Compensation Committee reviewed the Company’s fiscal 2005 financial results and compared them with the Company’s financial results in fiscal year 2004, the Company’s increase in revenues and profitability for fiscal 2005, and other factors. Furthermore, in 2005, the Compensation Committee commissioned and considered a compensation survey to compare the compensation paid to the Company’s executive officers with the compensation paid to executive officers of other high technology companies of similar size, with similar annual revenue and in similar industries.

Based on the foregoing factors, the Compensation Committee increased Mr. Jankov’s salary in 2005 from $237,200 at the beginning of 2005 to $285,000 for fiscal year 2006. During fiscal year 2005, Mr. Jankov was granted stock options to purchase 87,500 shares of our common stock. Also, Mr. Jankov earned a performance cash bonus for fiscal year 2005 of $125,000, which was approved by the Compensation Committee and paid in January 2006.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation paid to the officer exceeds $1 million during the Company’s taxable year. The compensation paid to the Company’s executive officers for the year ended December 31, 2005 did not exceed the $1 million limit per officer. In addition, the Company’s employee stock option plans and option grants to executives have been structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options with an exercise price per share equal to the fair market value per share of the common stock on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Our compensation committee does not expect to take any action at this time to modify cash compensation payable to the executive officers that would result in the application of Section 162(m).

The Compensation Committee of the Board of Directors:
Steve Domenik
Leonard Perham

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of our compensation committee and none of our executive officers has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

AUDIT COMMITTEE REPORT

The Audit Committee reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters. The Audit Committee also monitors the performance of the Company’s registered independent public accounting firm, and reviews the audit report on the financial statements following completion of the audit and the accounting practices of the Company with respect to internal accounting and financial controls. Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The Company’s registered independent public accounting firm audits the financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America and discuss with our Audit Committee any issues they believe should be raised with us. The Audit Committee’s responsibilities under the Audit Committee Charter, adopted by our board of directors effective May 18, 2004, include the selection or dismissal of the Company’s registered independent public accounting firm, review of the scope of the annual audits, and approval of fees to be paid to the Company’s registered independent public accounting firm.

The Audit Committee Charter is attached to last year’s proxy statement for our 2005 annual meeting of stockholders and also can be found through our website www.netlogicmicro.com.

On August 5, 2005, Alan Krock joined the audit committee as chairman and financial expert within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002. Douglas Broyles served as a member of the audit committee from July 1, 2005 until October 20, 2005, and Leonard Perham and Steve Domenik served for the entire year.

The Audit Committee reviewed and discussed the audited financial statements of the Company for fiscal year 2005 with management and PricewaterhouseCoopers LLP (“PwC”), the Company’s registered independent public accounting firm. The Audit Committee discussed with PwC matters required to be discussed by Statement on Auditing Standards No. 61 and No. 90 (Communication with Audit Committees). PwC provided the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed PwC’s independence with members of that firm. Based on the discussions with PwC concerning the audit, the independence discussions and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the board of directors that the Company’s financial statements for the fiscal year ended December 31, 2005 be included in its 2005 Annual Report on Form 10-K filed with the SEC.

The Audit Committee of the Board of Directors:
Alan Krock
Leonard Perham
Steve Domenik

SPECIAL NOTE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Audit Committee Report (including reference to the independence of the Audit Committee members), the Report on Executive Compensation by the Compensation Committee and the Performance Graph are not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes unless specifically so provided in any such filing.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

At the Annual Meeting, two Class II directors are to be elected to serve until the 2009 annual meeting of stockholders and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director. There are two nominees, both of whom are currently directors of the Company. Each of these nominees has been recommended by our governance and nominating committee for re-election to our board of directors and has been approved by our board of directors for nomination.

NOMINEES

Set forth below is information regarding the nominees for election to our board of directors:

Name	Position(s) with the Company	Year First Elected Director
Douglas Broyles	Director	1999

Steve Domenik	Director	2001

Each person nominated has agreed to serve if elected, and our board of directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current board of directors to fill the vacancy.

Our board of directors unanimously recommends that the stockholders vote FOR the election of both of the above nominees.

PROPOSAL NO. 2:

APPROVAL OF AMENDMENT TO AND TERMS OF 2004 EQUITY INCENTIVE PLAN

Our Board of Directors is asking our stockholders to approve an increase in the number of shares currently reserved for issuance under the Company’s 2004 Equity Incentive Plan (the “Incentive Plan”) by an aggregate of 2,200,000 shares. This proposed increase will be achieved by an amendment to the Incentive Plan to increase the share reserve thereunder by adding 1,500,000 new shares and by the transfer to the Incentive Plan of 700,000 shares currently available for future issuance under the Company’s 2004 Employee Stock Purchase Plan (the “ESPP”), with an offsetting reduction in the number of shares reserved for issuance under the ESPP. Our Board of Directors is also asking our stockholders to approve the material terms of the Incentive Plan, as proposed to be amended, and the performance goals criteria stated therein for the purpose of helping awards under the Incentive Plan qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code (the “Code”). A copy of the Company’s 2004 Equity Incentive Plan, as proposed to be amended, is attached as Appendix A to this Proxy Statement and is incorporated herein by reference. We encourage you to read the Incentive Plan in its entirety.

The proposed increase in reserved shares under the Incentive Plan is essential because equity compensation remains a significant component of our long-term compensation policy, which significantly contributes to a competitive advantage in the employment market place. Employees with a stake in the future success of our business are highly motivated to achieve long-term growth and increase stockholder value. The purpose of this proposal is to provide the Company with a sufficient share reserve and added flexibility to continue to provide new hires, employees and management for the next few years with opportunities for equity ownership, taking into account our projected hiring growth and the possibility of additional strategic transactions during this period.

Since we became a public company our revenue has grown rapidly, and we have approximately doubled the size of our workforce from 78 employees in March 2004 to 144 employees in March 2006. This employment growth includes 19 new employees from the NSE business acquired from Cypress. Over 99% of our regular, full-time employees currently have stock options, and as a high-growth semiconductor company, we expect to continue the broad-based use of equity compensation to help retain our talented employees and recruit the finest new employees. Of the options and shares we have granted under the Incentive Plan since our initial public offering in July 2004, approximately 42% were granted to existing employees, approximately 34% were granted to new employees, and approximately 24% were granted to directors and officers. To help us maintain the growth of our company, we urge you to support this proposal.

By voting in favor of this proposal, our stockholders will be voting to approve:

•	an amendment to the Incentive Plan to increase the number of shares reserved for issuance thereunder by an aggregate of 2,200,000 shares, including 700,000 shares of which would be transferred to the Incentive Plan from the ESPP;

•	an amendment to the ESPP to reduce the number of shares reserved for issuance thereunder by 700,000 and to transfer such shares to the Incentive Plan; and

•	the material terms of the Incentive Plan for purposes of qualifying awards thereunder as performance-based compensation under Section 162(m) of the Code.

2004 Equity Incentive Plan

The Incentive Plan was adopted by our board of directors in April 2004 and was approved by our stockholders in May 2004. The Incentive Plan took effect upon the effective date of our initial public offering and is administered by our compensation committee, which committee has the authority to, among other things, determine eligibility to receive awards, the types and number of shares of stock subject to the awards, the price and timing of awards and the acceleration or waiver of any vesting, and performance of forfeiture restriction. As used in this prospectus, the term “administrator” means our compensation committee.

Participants. Any of our employees, our non-employee directors, consultants and advisors to us, as determined by our compensation committee, may be selected to participate in the Incentive Plan. As of April 1, 2006, there were approximately 150 individuals who are eligible to participate in the Incentive Plan.

Awards. We may award participants with one or more of the following:

•	stock options;

•	stock appreciation rights;

•	restricted stock and stock unit awards;

•	performance shares;

•	stock grants; and

•	performance-based awards.

Stock options. Stock options may be granted under the Incentive Plan, including incentive stock options, as defined under Code Section 422, and nonqualified stock options. Any incentive stock option or any option intended to qualify as performance-based compensation under Code Section 162(m) will not be granted at a price that is less than 100% of the fair market value of our common stock on the date of grant or, in the case of grants to holders of at least 10% of the voting power of all classes of our stock, 110% of the fair market value. The term of options granted shall generally be ten years, except that incentive stock options granted to 10% stockholders shall have a term of five years. The option exercise price of all nonqualified stock options will be determined by the administrator and is not limited by the foregoing restrictions on price.

Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent. The administrator may also allow payment by tendering previously acquired shares of our common stock with a fair market value at the time of exercise equal to the exercise price, provided such shares have been held for at least six months prior to tender and broker-assisted cashless exercises and may authorize loans for the purpose of exercise as permitted under applicable law.

In addition, the Incentive Plan provides for the automatic grant, on an annual basis, to our non-employee directors of options to purchase 10,000 shares of our common stock, under specified conditions. Each of these option grants to non-employee directors vest on a monthly basis over a one-year period. In addition, our board of directors has discretion to grant additional stock options to non-employee directors of the Company.

Stock appreciation rights (SAR). A SAR entitles a participant to receive a payment equal in value to the difference between the fair market value of a share of stock on the date of exercise of the SAR over the grant price of the SAR. The administrator may pay that amount cash, in shares of our common stock, or a combination. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR will be determined by the administrator at the time of the grant of award and will be reflected in the award agreement.

Restricted stock and stock units. A restricted stock award or restricted stock unit award is the grant of shares of our common stock either currently (in the case of restricted stock) or at a future date (in the case of restricted stock units), at a price determined by the administrator (including zero), that is nontransferable and is subject to substantial risk of forfeiture until specific conditions or goals are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may, if permitted by the administrator, have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the administrator.

Performance shares. A performance share award is a contingent right to receive pre-determined shares of our common stock if certain performance goals are met. The value of performance units will depend on the degree to which the specified performance goals are achieved but are generally based on the value of our common stock. The administrator may, in its discretion, pay earned performance shares in cash, or stock, or a combination of both.

Stock grants. A stock grant is an award of shares of common stock within restriction. Stock grants may only be made in limited circumstances, such as in lieu of other earned compensation.

Performance-based awards. Grants of performance-based awards enable us to treat other awards granted under the Incentive Plan as “performance-based compensation” under Code Section 162(m) and preserve the deductibility of these awards for federal income tax purposes. Because Code Section 162(m) only applies to those employees who are “covered employees” as defined in Code Section 162(m), only covered employees and those likely to become covered employees are eligible to receive performance-based awards.

Shares reserved for issuance. As of April 1, 2006, 3,623,191 shares of our common stock (including 703,631 shares of our common stock that may be issued upon the exercise of options outstanding as of April 1, 2006) are authorized and reserved for issuance under the Incentive Plan. In addition, the Incentive Plan provides that, on January 1 of each year, there will be an automatic increase of 150,000 shares in the number of shares reserved for issuance under the Incentive Plan. If this proposal is approved by our stockholders, an aggregate of 5,823,191 shares of our common stock will be reserved under the Incentive Plan, subject to the annual increase.

Acceleration of vesting. The vesting of any awards granted under the Incentive Plan may be accelerated in full in the event of a merger or sale of the company if the acquiring entity does not assume or replace the awards with comparable awards.

Amendment and termination. The administrator, with the approval of our board of directors, may terminate, amend or modify the Incentive Plan at any time; however, stockholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule. We may not make any grants under the Incentive Plan after the tenth anniversary of the effective date of the Incentive Plan.

Tax Consequences. If the proposed amendment is approved, all stock options that may be granted pursuant to the amended provisions of the Incentive Plan would be nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer, director or 10% stockholder of the Company, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under Code Section 83(b). Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss. The Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of a nonstatutory option.

The American Jobs Creation Act of 2004 (H.R. 4520) (the “Act”), which added Section 409A (“Section 409A”) to the Code, imposes significant new restrictions on a range of deferred compensation plans, along with a harsh penalty on the individual employee or director for noncompliance. The initial Internal Revenue Service guidance, Notice 2005-1, on the deferred compensation provisions of new Section 409A was issued on December 20, 2004 and revised on January 5, 2005. The guidance provides transition rules for 2005 for nonqualified deferred compensation plans (i.e., plans and agreements providing for the “deferral of compensation”) that are subject to Section 409A with respect to deferral and payment elections, amendments, termination of participation, cancellation of deferrals, and plan termination.

The Act’s definition of a nonqualified deferred compensation plan is broad and includes any plan or arrangement (including an agreement covering only one person) that provides for the deferral of compensation, with certain specific exceptions. The following are examples of the types of plans that are subject to the Act:

•	Elective deferral of director’s fees;

•	Stock options issued at less than market value; and

•	Stock options granted in connection with a merger to replace options of the acquired company granted at fair market value will not be treated as discount stock options if the replacement complies with requirements for replacing incentive stock options in mergers.

Since January 1, 2005, amounts deferred under a nonqualified deferred compensation plan that do not comply with the Act are includible in a participant’s gross income and taxable immediately to the extent that such amounts are not subject to a substantial risk of forfeiture (e.g., the participant is vested in the deferred amounts). Amounts deferred under a nonqualified deferred compensation plan before January 1, 2005 are generally not subject to the requirements of the Act. However, amounts deferred under a nonqualified deferred compensation plan that is materially modified after October 3, 2004 and amounts deferred but not vested prior to January 1, 2005 are subject to the Act.

If the requirements of the Act are not met in a particular taxable year, participants with respect to whom the requirements are not met will encounter the following tax consequences:

•	All compensation (plus earnings) deferred under the plan in that and all preceding years will be taxable to the extent not then subject to a substantial risk of forfeiture (i.e., vested);

•	An additional tax of 20% of all compensation (plus earnings) that is includible in income will be levied; and

•	An interest penalty will be assessed on tax underpayments in prior years computed as if the deferred compensation had been included in income when first vested.

The Act and its legislative history contain several exclusions from the broad definition of deferred compensation. Examples of the types of plans that do not have to comply with the Act are as follows:

•	Options where the exercise price is at least equal to fair market value on the date of grant; and

•	Transfers of property subject to Code Section 83 (other than option grants) (e.g., where income is taxed at time of vesting or where the participant makes a Section 83(b) election).

Tax Effect for Us. We generally will be entitled to a tax deduction in connection with an option or award under the Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and to each of the named executive officers. Under Code Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met with respect to awards. These conditions include stockholder approval of the Incentive Plan and performance goals under the Incentive Plan, setting individual annual limits on each type of award, and certain other requirements. The Incentive Plan has been designed to permit our compensation committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such awards.

New Plan Benefits Under the 2004 Equity Incentive Plan

If the proposed amendment to the Incentive Plan is approved by our stockholders, in the future, our compensation committee or our full board of directors will have available additional shares of our common stock for awards under the Incentive Plan to eligible participants, including to officers and directors of the Company.

However, none of the benefits or amounts that will be received by or allocated to any such participants under the Plan, as proposed to be amended, are determinable at this time.

2004 Employee Stock Purchase Plan

As of April 1, 2006, an aggregate of 900,000 shares of our common stock are authorized and reserved for issuance under the ESPP, of which 46,394 shares have been issued pursuant to employee purchases. In addition, the ESPP provides that, on January 1 of each year, there will be an automatic increase of 75,000 shares in the number of shares reserved for issuance under the ESPP. If this proposal is approved by our stockholders, an aggregate of 200,000 shares of our common stock will be reserved under the ESPP, subject to the annual increase.

Our board of directors unanimously recommends that the stockholders vote FOR the proposal to amend the NetLogic Microsystems, Inc. 2004 Equity Incentive Plan and to approve the material terms of the 2004 Equity Incentive Plan, as proposed to be amended, and the performance goals criteria stated therein for the purpose of helping awards under such plan qualify as “performance-based” compensation under Code Section 162(m).

PROPOSAL NO. 3:

RATIFICATION OF REGISTERED INDEPENDENT

PUBLIC ACCOUNTING FIRM FOR 2006

Our audit committee meets with PricewaterhouseCoopers LLP (“PwC”) several times a year. At such times, our audit committee reviews both audit services performed by PwC as well as the fees charged for such services.

Audit Fees

The following table shows the fees paid or accrued (in thousands) by us for the audit services provided by PwC for fiscal 2005 and 2004. During the fiscal years ended December 31, 2005 and 2004, no other fees were billed by PwC for information technology consulting or any other services.

	2005	2004
Audit Fees (1)	$727	$903
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$727	$903

(1)	Audit fees in fiscal 2005 consist of the aggregate fees for professional services rendered by PwC for the annual audit of financial statements and internal control over financial reporting in compliance with regulatory requirements under the Sarbanes-Oxley Act and review of condensed financial statements included in quarterly reports on Form 10-Q. Audit fees in fiscal 2004 consist of the aggregate fees for professional services rendered by PwC for the annual audit of financial statements, review of condensed financial statements included in quarterly reports on Form 10-Q and filing of the Registration Statement on Form S-1 with the SEC in connection with our initial public offering completed in July 2004.

In the event the stockholders fail to ratify and approve our audit committee’s appointment, our audit committee will reconsider its selection. Even if the appointment is ratified and approved, our audit committee, in its discretion, may direct the appointment of a different registered independent public accounting firm at any time during the year if our audit committee determines that such a change would be in the Company’s and the stockholders’ best interests.

Representatives of PwC are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Our board of directors unanimously recommends that the stockholders vote FOR the proposal to ratify our audit committee’s appointment of PricewaterhouseCoopers LLP to serve as our registered independent public accounting firm for the year ending December 31, 2006.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

To be considered for inclusion in the Company’s proxy statement relating to the 2007 Annual Meeting of Stockholders, stockholder proposals pursuant to Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934 must be received a reasonable time before the date the Company begins to print and mail its proxy materials for the 2007 Annual Meeting of Stockholders, but in no event later than December 22, 2006.

For any other business to be properly submitted by a stockholder for the 2007 Annual Meeting of Stockholders, the stockholder must give timely notice in writing to the Company. To be considered timely for the 2007 Annual Meeting of Stockholders, the stockholder’s notice must be received no later than March 7, 2007, unless otherwise permitted by applicable rules. All stockholder proposals should be addressed to the attention of the Secretary at the principal office of the Company and contain the information required by the Company’s bylaws.

OTHER MATTERS

Our board of directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, our board of directors intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders.

Whether or not you intend to be present at the meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS

Ronald S. Jankov
President and Chief Executive Officer

Mountain View, California

April 21, 2006

Appendix A

[Subject to approval by stockholders at 2006 Annual Meeting of Stockholders]

NetLogic Microsystems, Inc.

2004 Equity Incentive Plan

(As amended May 18, 2005 and May 18, 2006)

Purpose

This Plan is intended to encourage ownership of Stock by employees, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company’s business through the grant of Awards of or pertaining to shares of the Company’s Stock. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Awards are required to be Incentive Options.

Definitions

As used in this Plan, the following terms shall have the following meanings:

Accelerate, Accelerated, and Acceleration means: (a) when used with respect to an Option or Stock Appreciation Right, that as of the time of reference the Option or Stock Appreciation Right will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms; (b) when used with respect to Restricted Stock or Restricted Stock Units, that the Risk of Forfeiture otherwise applicable to the Stock or Units shall expire with respect to some or all of the shares of Restricted Stock or Units then still otherwise subject to the Risk of Forfeiture; and (c) when used with respect to Performance Units, that the applicable Performance Goals shall be deemed to have been met as to some or all of the Units.

Acquisition means a merger or consolidation of the Company with or into another person or the sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions.

Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

Award means any grant or sale pursuant to the Plan of Options, Stock Appreciation Rights, Performance Units, Restricted Stock, Restricted Stock Units or Stock Grants.

Award Agreement means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

Board means the Company’s Board of Directors.

Change of Control means the occurrence of any of the following after the date of the approval of the Plan by the Board:

an Acquisition, unless securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to that transaction, or any person or group of persons (within the meaning of Section 13(d)(3) of the Exchange Act) directly or indirectly acquires beneficial ownership (determined pursuant to SEC Rule 13d-3 promulgated under the said Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board does not recommend such stockholders accept, other than (i) the Company or an Affiliate, (ii) an employee benefit plan of the Company or any of its Affiliates, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities, or over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board; or

a majority of the Board votes in favor of a decision that a Change of Control has occurred.

Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

Committee means the Compensation Committee of the Board, which in general is responsible for the administration of the Plan, as provided in Section 5 of the Plan. For any period during which no such committee is in existence, “Committee” shall mean the Board, and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

Company means NetLogic Microsystems, Inc., a corporation organized under the laws of the State of Delaware.

Continuous Employment means the absence of any interruption or termination of service as an employee, director or consultant of the Company or any Subsidiary. Continuous Employment shall not be considered interrupted during any period of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Parent, Subsidiary or successor of the Company.

Covered Employee means an employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

Effective Date means the effective date of this Plan, which is the effective date of the firm commitment underwriting agreement entered into in connection with the initial public offering of stock.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Grant Date means the date as of which an Option is granted, as determined under Section 7.1(a).

Incentive Option means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

Market Value means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Market Value of Stock as of any date is the closing price for the Stock as reported on the Nasdaq National Market (or on any national securities exchange or other established market on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported. For purposes of Awards effective as of the effective date of the Company’s initial public offering, Market Value of Stock shall be the price at which the Company’s Stock is offered to the public in its initial public offering.

Nonstatutory Option means any Option that is not an Incentive Option.

Option means an option to purchase shares of Stock.

Optionee means a Participant to whom an Option shall have been granted under the Plan.

Parent means a parent corporation of the Company, whether now or hereafter existing, as defined by Section 424(e) of the Code.

Participant means any holder of an outstanding Award under the Plan.

Performance Criteria means the criteria that the Committee select for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria used to establish Performance Goals are limited to: pre- or after-tax net earnings, sales growth, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, Stock price growth, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee will, in the manner and within the time prescribed by Section 162(m) of the Code in the case of Qualified Performance-Based Awards, objectively define the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

Performance Goals means, for a Performance Period, the written goals established by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, Subsidiary, or an individual.

Performance Period means the one or more periods, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Participant’s right to, and the payment of, a Performance Unit.

Performance Unit means a right granted to a Participant under Section 7.5, to receive cash, Stock or other Awards, the payment of which is contingent on achieving Performance Goals established by the Committee.

Plan means this 2004 Equity Incentive Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.

Qualified Performance-Based Awards means Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

Restricted Stock means a grant or sale of shares of Stock to a Participant subject to a Risk of Forfeiture.

Restricted Stock Units means rights to receive shares of Stock at the close of a Restriction Period, subject to a Risk of Forfeiture.

Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock, during which the shares of Restricted Stock are subject to a Risk of Forfeiture described in the applicable Award Agreement.

Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock or Restricted Stock Units, including a right in the Company to reacquire shares of Restricted Stock at less than their then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

Securities Act means the Securities Act of 1933, as amended.

SEC means the Securities and Exchange Commission.

Stock means common stock, par value $0.01 per share, of the Company, and such other securities as may be substituted for Stock pursuant to Section 8.

Stock Appreciation Right means a right to receive any excess in the Market Value of shares of Stock (except as otherwise provided in Section 7.2(c)) over a specified exercise price.

Stock Grant means the grant of shares of Stock not subject to restrictions or other forfeiture conditions.

Subsidiary means a subsidiary corporation of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Parent or Subsidiary of the Company). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

Vesting Commencement Date means, with respect to an Option or Stock Appreciation Right, the date, determined by the Committee, on which the vesting of the Option or Stock Appreciation Right shall commence, which may be the Grant Date or a date prior to or after the Grant Date.

Term of the Plan

Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the date of approval of the Plan by the Board and ending immediately prior to the tenth anniversary of the earlier of the adoption of the Plan by the Board or approval of the Plan by the Company’s stockholders. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan. Awards of Incentive Options granted prior to stockholder approval of the Plan are expressly conditioned upon such approval, but in the event of the failure of the stockholders to approve the Plan shall thereafter and for all purposes be deemed to constitute Nonstatutory Options.

Stock Subject to the Plan

Subject to Section 8 of the Plan, the maximum aggregate number of shares of Stock which may be issued pursuant to or subject to outstanding Awards granted under the Plan is 5,823,1911 shares of Stock, plus an annual increase to be added on the first day of the Company’s fiscal year beginning in 2005 equal to the lesser of (i) 150,000 shares of Stock or (ii) one percent of the outstanding shares of Stock on the Effective Date. For purposes of applying the foregoing limitation, if any Option or Stock Appreciation Right expires, terminates, or is cancelled for any reason without having been exercised in full, or if any other Award is forfeited by the recipient, the shares not purchased by the Optionee or which are forfeited by the recipient shall again be available for Awards to be granted under the Plan. In addition, settlement of any Award shall not count against the foregoing limitations except to the extent settled in the form of Stock. Shares of Stock issued pursuant to Awards granted under the Plan and later repurchased by the Company pursuant to any repurchase right (other than the repurchase of shares that have not vested and are subject to forfeiture prior to vesting) that the Company may have shall not be available for future grant of Awards under the Plan.

Administration

The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided further, however, that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers, and to consultants, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan, including the employee, consultant or director to receive the Award and the form of Award. In making such determinations, the Committee may take into account the nature of the services

[1]	Subject to approval by stockholders at 2006 Annual Meeting of Stockholders.

rendered by the respective employees, consultants, and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant to hereto.

Authorization of Grants

Eligibility. The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to one or more of the Company and its Affiliates or to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company, and of any Parent or Subsidiary of the Company, shall be eligible for the grant of an Incentive Option. Further, in no event shall the number of shares of Stock covered by Options or other Awards granted to any one person in any one calendar year exceed 2,900,000 shares of Stock subject to the Plan.

General Terms of Awards. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant has executed an Award agreement evidencing the Award, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of such Award.

Effect of Termination of Employment, Disability or Death.

Termination of Employment, Etc. Unless the Committee shall provide otherwise with respect to any Award, if the Participant’s employment or other association with the Company and its Affiliates ends for any reason other than by total disability or death, including because of the Participant’s employer ceasing to be an Affiliate, (a) any outstanding Option or Stock Appreciation Right of the Participant shall cease to be exercisable in any respect not later than 90 days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, and (b) any other outstanding Award of the Participant shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement. Military or sick leave or other personal leave approved by an authorized representative of the Company shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of 90 days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.

Disability of Participant. If a Participant’s employment or other association with the Company and its Affiliates ends due to disability (as defined in Section 22(e)(3) of the Code), and such Participant was in Continuous Employment from the Grant Date until the date of termination of service, any outstanding Option or Stock Appreciation Right may be exercised at any time within six months following the date of termination of service, but only to the extent of the accrued right to exercise at the time of termination of service, subject to the condition that no Option or Stock Appreciation Right shall be exercised after its expiration in accordance with its terms.

Death of Participant. In the event of the death during the Option period, or period during Stock Appreciation Right may be exercised, of a Participant who is at the time of his or her death an employee, director or consultant and who was in Continuous Employment as such from the Grant Date until the date of death, the Option or Stock Appreciation Right of the Participant may be exercised at any time within

12 months following the date of death by such Participant’s estate or by a person who acquired the right to exercise the Option or Stock Appreciation Right by bequest, inheritance or otherwise as a result of the Participant’s death, but only to the extent of the accrued right to exercise at the time of death, subject to the condition that no Option or Stock Appreciation Right shall be exercised after its expiration in accordance with its terms.

Transferability of Awards. Except as otherwise provided in this Section 6.4, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative. However, the Committee may, at or after the grant of an Award of a Nonstatutory Option, or shares of Restricted Stock, provide that such Award may be transferred by the recipient through a gift or domestic relations order in settlement of marital property rights to any of the following donees or transferees and may be reacquired by the Participant from any of such donors or transferees:

any “family member,” which includes any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee);

a trust in which family members have more than fifty percent (50%) of the beneficial interests;

a foundation in which “family members” (or the Participant) control the management of assets; and

any other entity in which “family members” (or the Participant) own more than fifty percent (50%) of the voting interests.

provided, that (x) any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion; (y) the Award Agreement pursuant to which such Awards are granted, and any amendments thereto, must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section 6.4; and (z) subsequent transfers of transferred Awards shall be prohibited except in accordance with this Section 6.4. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term hereof or in the Award Agreement shall continue to be applied with respect to the original Participant, following which any Options or Stock Appreciation Rights shall be exercisable by the transferee only to the extent, and for the periods specified in the Award Agreement or Section 6.3, as applicable.

Specific Terms of Awards

Options.

Date of Grant. The granting of an Option shall take place at the time specified in the Award Agreement. Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.

Exercise Price. The price at which shares of Stock may be acquired under each Incentive Option shall be not less than 100 percent of the Market Value of Stock on the Grant Date, or not less than 110 percent of the Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner. The price at which shares may be acquired under each Nonstatutory Option shall not be so limited solely by reason of this Section.

Option Period. No Incentive Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner. The Option period under each Nonstatutory Option shall not be so limited solely by reason of this Section.

Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. Unless the Committee specifically determines otherwise at the time of the grant of the Option, each Option shall vest and become exercisable, cumulatively, as to one-fourth of the shares at the first anniversary of the Vesting Commencement Date and as to one thirty-sixth of the remaining shares subject to the Option at the end of each successive month thereafter until all of the shares subject to the Option have vested, subject to the Optionee’s Continuous Employment. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the Acceleration.

Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 16, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares to be purchased or, if the Committee had so authorized on the grant of an Incentive Option or on or after grant of an Nonstatutory Option (and subject to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company) by delivery to the Company of shares of Stock having a Market Value equal to the exercise price of the shares to be purchased, or unless prohibited by applicable law, the Optionee’s executed promissory note in the principal amount equal to the exercise price of the shares to be purchased and otherwise in such form as the Committee shall have approved.

If the Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within 30 days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable.

Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit.” The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates. Any shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

Director Option Grants. The provisions set forth in this Section 7.1(h) shall not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income

Security Act of 1974, as amended, or the rules promulgated thereunder. All grants of Options to non-employee directors under this Plan shall be automatic and nondiscretionary, except as provided below, and shall be made strictly in accordance with the following provisions:

No person shall have any discretion to select which non-employee directors shall be granted Options; provided that (A) the Board or the Committee may establish by resolution that number of shares and other terms subject to Options or other Awards that may be granted to (x) each newly appointed or elected non-employee director or (y) each sitting non-employee director for each year in which he or she serves on the Board and (B) a disinterested majority of the Board may authorize additional Options or other Awards to any director serving as a committee chairman or providing other extraordinary service to the Board; and provided further that if, in the case of each of clauses (A) and (B), all such Options or other Awards granted to each non-employee director under this Section 7.1(h)(i) with respect to one year of Board service do not represent the right to acquire more than fifty thousand (50,000) shares of Stock (or the equivalent number of shares of Stock potentially represented by other Awards).

Each non-employee director shall be automatically granted an option (an “Automatic Director Option”) to purchase 10,000 shares of Stock at the first meeting of the Board following the Annual Meeting of Stockholders in each year, commencing with the 2005 Annual Meeting of Stockholders, provided that he or she is not an employee and if, as of such date, he or she shall have served on the Board for at least the preceding six months.

The terms of an Automatic Director Option granted hereunder shall be as follows:

the term of the Automatic Director Option shall be 10 years;

the exercise price per share shall be 100 percent of the Market Value per share on the date of grant of the Automatic Director Option. In the event that the date of grant of the Automatic Director Option is not a trading day, the exercise price per share shall be 100 percent of the Market Value on the next trading day immediately following the date of grant of the Automatic Director Option;

subject to Section 9 hereof, the Automatic Director Option shall become exercisable as to 1/12th of the shares subject to the Automatic Director Option at the end of each calendar month after its date of grant, provided that the Optionee was in Continuous Employment on such dates;

upon the occurrence of a Change of Control, any and all Automatic Director Options not already exercisable in full shall Accelerate with respect to 100 percent of the shares for which such Automatic Director Options are not then exercisable; and

except as the terms of this Section 7.1(h) otherwise provide, the terms and conditions of this Plan shall apply to Automatic Director Options.

In the event that any Option or other Award granted under this Section 7.1(h) would cause the number of shares subject to outstanding Options plus the number of shares previously purchased under Options to exceed the total number of authorized shares then available under the Plan, the remaining shares available for Option grant shall be granted under Options to the non-employee directors on a pro rata basis. No further grants shall be made until such time, if any, as additional shares become available for grant under the Plan through action of the Board or the stockholders to increase the number of shares which may be issued under the Plan or through cancellation or expiration of Awards previously granted hereunder.

Stock Appreciation Rights.

Tandem or Stand-Alone. Stock Appreciation Rights may be granted in tandem with an Option (at or, in the case of a Nonstatutory Option, after, the award of the Option), or alone and unrelated to an Option. Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.

Exercise Price. Stock Appreciation Rights shall have such exercise price as the Committee may determine, except that in the case of Stock Appreciation Rights in tandem with Options, the exercise price of the Stock Appreciation Rights shall equal the exercise price of the related Option.

Other Terms. Except as the Committee may deem inappropriate or inapplicable in the circumstances, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to a Nonstatutory Option. In addition, a Stock Appreciation Right related to an Option which can only be exercised during limited periods following a Change of Control may entitle the Participant to receive an amount based upon the highest price paid or offered for Stock in any transaction relating to the Change of Control or paid during the 30-day period immediately preceding the occurrence of the Change of Control in any transaction reported in the stock market in which the Stock is normally traded.

Restricted Stock.

Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

Issuance of Certificates. Each Participant receiving a Restricted Stock Award, subject to subsection (c) below, shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the NetLogic Microsystems, Inc. 2004 Equity Incentive Plan and an Award Agreement entered into by the registered owner and NetLogic Microsystems, Inc. Copies of such Plan and Agreement are on file in the offices of NetLogic Microsystems, Inc.

Escrow of Shares. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock. The Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 4.

Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

Restricted Stock Units.

Character. Each Restricted Stock Unit shall entitle the recipient to a share of Stock at a close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made in a single lump sum following the close of the applicable Restriction Period. At the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Restricted Stock Units but only following the close of the applicable Restriction Period and then only if the underlying Stock shall have been earned. Unless the Committee shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings.

Performance Units.

Character. Each Performance Unit shall entitle the recipient to the value of a specified number of shares of Stock, over the initial value for such number of shares, if any, established by the Committee at the time of grant, at the close of a specified Performance Period to the extent specified Performance Goals shall have been achieved.

Earning of Performance Units. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met within the applicable Performance Period, will determine the number and value of Performance Units that will be paid out to the Participant. After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive payout on the number and value of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

Form and Timing of Payment. Payment of earned Performance Units shall be made in a single lump sum following the close of the applicable Performance Period. At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Stock which have been earned in connection with grants of Performance Units which have been earned, but not yet distributed to Participants. The Committee may permit or, if it so provides at grant require, a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Performance Units. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals.

Stock Grants. Stock Grants shall be awarded solely in recognition of significant contributions to the success of the Company or its Affiliates, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Stock Grants shall be made without forfeiture conditions of any kind.

Qualified Performance-Based Awards.

Purpose. The purpose of this Section 7.7 is to provide the Committee the ability to qualify Awards as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant an Award as a Qualified Performance-Based Award, the provisions of this Section 7.7 will control over any contrary provision contained in the Plan. In the course of granting any Award, the Committee may specifically designate the Award as intended to qualify as a Qualified Performance-Based Award. However, no Award shall be considered to have failed to qualify as a Qualified Performance-Based Award solely because the Award is not expressly designated as a Qualified Performance-Based Award, if the Award otherwise satisfies the provisions of this Section 7.7 and the requirements of Section 162(m) of the Code and the regulations promulgated thereunder applicable to “performance-based compensation.”

Authority. All grants of Awards intended to qualify as Qualified Performance-Based Awards and determination of terms applicable thereto shall be made by the Committee or, if not all of the members thereof qualify as “Outside Directors” within the meaning of applicable IRS regulations under Section 162 of the Code, a subcommittee of the Committee consisting of such of the members of the Committee as do so qualify. Any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan.

Applicability. This Section 7.7 will apply only to those Covered Employees, or to those persons who the Committee determines are reasonably likely to become Covered Employees in the period covered by an Award, selected by the Committee to receive Qualified Performance-Based Awards. The Committee may, in its discretion, grant Awards to Covered Employees that do not satisfy the requirements of this Section 7.7.

Discretion of Committee with Respect to Qualified Performance-Based Awards. Options may be granted as Qualified Performance-Based Awards in accordance with Section 7.1, except that the exercise price of any Option intended to qualify as a Qualified Performance-Based Award shall in no event be less that the Market Value of the Stock on the date of grant. With regard to other Awards intended to qualify as Qualified Performance-Based Awards, such as Restricted Stock, Restricted Stock Units, or Performance Units, the Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit or to the individual. Any Performance Goal or Goals applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than 90 days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established.

Payment of Qualified Performance-Based Awards. A Participant will be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals period are achieved within the applicable Performance Period, as determined by the Committee. In determining the actual size of an individual Qualified Performance-Based Award, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

Maximum Award Payable. The maximum Qualified Performance-Based Award payment to any one Participant under the Plan for a Performance Period is the number of shares of Stock set forth in Section 4 above, or if the Qualified Performance-Based Award is paid in cash, that number of shares multiplied by the Market Value of the Stock as of the date the Qualified Performance-Based Award is granted.

Limitation on Adjustments for Certain Events. No adjustment of any Qualified Performance-Based Award pursuant to Section 8 shall be made except on such basis, if any, as will not cause such Award to provide other than “performance-based compensation” within the meaning of Section 162(m) of the Code.

Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan, granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of, the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, amendment, restatement or alternative version may increase the share limit of Section 4.

Adjustment Provisions

Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of the Effective Date. Subject to Section 8.2, if subsequent to that date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options and Stock Appreciation Rights (without change in the aggregate purchase price as to which such Options or Rights remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right; provided, however, that, in connection with or after a stock split or reverse stock split, the number of shares for annual grants to directors pursuant to Section 7.1(h) shall not be adjusted.

Treatment in Certain Acquisitions.

Subject to any provisions of then outstanding Awards granting greater rights to the holders thereof, in the event of an Acquisition in which outstanding Awards are not Accelerated in full, any then outstanding Awards shall nevertheless Accelerate in full if not assumed or replaced by comparable Awards referencing shares of the capital stock of the successor or acquiring entity or the entity in control of such successor or acquiring entity, and thereafter (or after a reasonable period following the Acquisition, as determined by the Committee) terminate. As to any one or more outstanding Awards which are not otherwise Accelerated in full by reason of such Acquisition, the Committee may also, either in advance of an Acquisition or at the time thereof and upon such terms as it may deem appropriate, provide for the Acceleration of such outstanding Awards in the event that the employment of the Participants should subsequently terminate following the Acquisition. Each outstanding Award that is assumed in connection with an Acquisition, or is otherwise to continue in effect subsequent to the Acquisition, will be appropriately adjusted, immediately after the Acquisition, as to the number and class of securities and other relevant terms in accordance with Section 8.1.

For the purposes of this Section 8.2, an Award shall be considered assumed or replaced by a comparable Award if, following the Acquisition, the Award confers the right to purchase, for each share of Stock subject to the Award immediately prior to the Acquisition, the consideration (whether stock, cash or other securities or property) received in the Acquisition by holders of Stock on the effective date of the Acquisition (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration received in the Acquisition was not solely common stock of the successor corporation or its Parent or Subsidiary, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award for each share of Stock subject to the Award to be solely common stock of the successor corporation or its Parent or Subsidiary equal in fair market value to the per share consideration received by holders of Stock in the Acquisition.

Dissolution or Liquidation. Upon dissolution or liquidation of the Company, other than as part of an Acquisition or similar transaction, each outstanding Option and Stock Appreciation Right shall terminate, but the Optionee or Stock Appreciation Right holder shall have the right, immediately prior to the dissolution or liquidation, to exercise the Option or Stock Appreciation Right to the extent exercisable on the date of dissolution or liquidation. Upon dissolution or liquidation of the Company, other than as part of an Acquisition or similar transaction, each other outstanding Award shall be forfeited.

Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding sections, including but not limited to an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section 8.4) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Related Matters. Any adjustment in Awards made pursuant to this Section 8 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture, applicable repurchase prices for Restricted Stock, and Performance Goals and other financial objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to this Section 8 shall result in an exercise price which is less than the par value of the Stock.

Settlement of Awards

In General. Options and Restricted Stock shall be settled in accordance with their terms. All other Awards may be settled in cash, Stock, or other Awards, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary Award Agreement. The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.

Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

the shares are at the time of the issue of such shares effectively registered under the Securities Act; or

the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act or any applicable State securities laws.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, or by laws, of the Company.

Investment Representations. The Company shall be under no obligation to issue any shares covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of the Securities Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

Registration. If the Company shall deem it necessary or desirable to register under the Securities Act or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the 180-day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 9.5, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.

Placement of Legends; Stop Orders; etc. Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representation made in accordance with Section 9.4 in addition to any other applicable restriction under the Plan, the terms of the Award and, if applicable, to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Tax Withholding. Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award. However, in such cases Participants may elect, subject to the approval of the Committee, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares to satisfy their tax obligations. Participants may only elect to have shares withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

Reservation of Stock

The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

Limitation of Rights in Stock; No Special Service Rights

A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock subject to an Award, unless and until a certificate shall have been issued therefor and delivered to the Participant or his agent. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the certificate of incorporation and the bylaws of the Company. Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or certificate of incorporation or by laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.

Unfunded Status of Plan

The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Options, Stock Appreciation Rights and other Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

Termination and Amendment of the Plan

The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment. In any case, no termination or amendment of the Plan may, without the consent of any recipient of an Award granted hereunder, adversely affect the rights of the recipient under such Award.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan, but no such amendment shall impair the rights of the recipient of such Award without his or her consent.

Notices and Other Communications

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Chief Financial Officer, or to such other address or telecopier number or electronic mail address, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; (iii) in the case of facsimile transmission, when confirmed by facsimile machine report; and (iv) in the case of electronic mail, when directed to an electronic mail address at which the receiving party has consented to receive notice, provided, that such consent is deemed revoked if the sender is unable to deliver by electronic transmission two consecutive notices and such inability becomes known to the secretary or assistant secretary of the Company or to the transfer agent, or other person responsible for giving notice.

Governing Law

The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the state of California, without regard to the conflict of laws principles thereof.

NETLOGIC MICROSYSTEMS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 18, 2006

8:00 a.m. (Pacific Time)

To be held at:

BINGHAM McCUTCHEN LLP

1900 University Avenue

East Palo Alto, CA 94303

NetLogic Microsystems, Inc. 1875 Charleston Road Mountain View, CA 94043	proxy

This proxy is solicited by the NetLogic Microsystems, Inc. Board of Directors for use at the Annual Meeting on May 18, 2006.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Mr. Ronald Jankov and Mr. Donald Witmer, and each of them acting in the absence of the other, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 17, 2005.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/netl/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 17, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to NetLogic Microsystems, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

ò Please detach here ò

The NetLogic Microsystems, Inc.’s Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of directors:	01	Douglas Broyles	☐	Vote FOR	☐	Vote WITHHELD
		02	Steve Domenik		all nominees		from all nominees
(except as marked)
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	(a) Amendment of the NetLogic Microsystems, Inc. 2004 Equity Incentive Plan to increase the number of shares reserved for issuance by an aggregate of 2,200,000 shares (including 700,000 shares of which would be transferred from the NetLogic Microsystems, Inc. 2004 Employee Stock Purchase Plan); (b) amendment of the 2004 Employee Stock Purchase Plan to reduce the number of shares reserved for issuance thereunder by 700,000; and (c) approval of the material terms of the 2004 Equity Incentive Plan, as proposed to be amended, and the performance goals criteria stated therein for the purpose of Section 162(m) of the Internal Revenue Code.			☐ For	☐ Against	☐	Abstain

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as the registered independent public accounting firm of NetLogic Microsystems, Inc. for the fiscal year ending December 31, 2006.			☐ For	☐ Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.